                                                                 Exhibit 10(a)



Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 3 to the Registration Statement (Form N-4 No. 333-141755) pertaining to Lincoln Life & Annuity Variable Annuity Account L, and to the use therein of our reports dated (a) March 25, 2009, with respect to the financial statements of Lincoln Life & Annuity Company of New York and (b) March 20, 2009, with respect to the financial statements of Lincoln Life & Annuity Variable Annuity Account L.

/s/ Ernst & Young, LLP

Philadelphia, Pennsylvania
April 13, 2009